Exhibit 3.1.20

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Organization	FILED # LLC26285-04
Limited-Liability Company	NOV 10 2004
(PURSUANT TO NRS 86)	IN THE OFFICE OF

/S/ Dean Heller
DEAN HELLER SECRETARY OF STATE

Important: Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Limited- Liability Company:	West Asset Purchasing, LLC

2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	CSC Services of Nevada, Inc.
Name
	502 East John Street	Carson City,		NEVADA	89706
	Physical Street Address	City			Zip Code

	Additional Mailing Address	City		State	Zip Code

3. Dissolution Date: (OPTIONAL-see instructions)	Latest date upon which company is to dissolve (if existence is not perpetual): N/A

4. Management: (check one)	Company shall be managed by X Manager(s) OR Members

5. Names Addresses, of Manager(s) or Members: (attached additional papers as necessary)	Jonathan P. Wendt
Name
	1620 Dodge Street, Suite 2100	Omaha	,	NE	68102
	Address	City		State	Zip Code

Name
,
	Address	City		State	Zip Code

Name

,
	Address	City		State	Zip Code

6. Names, Addresses and Signatures of Organizers: (if more than one organizer,please attach additional page)	Jisella Veath	/s/ Jisella Veath
	Name	Signature
	1620 Dodge Street, Suite 2100	Omaha	,	NE	68102
	Address	City		State	Zip Code

7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named limited-liability company. CSC Services of Nevada, Inc.
	By: /s/ (Illegible)	11/10/04
	Authorized Signature of R.A. or On behalf of R.A. Company	Date

This form must be accompanied by appropriate fees. See attached fee schedule.	Nevada Secretary of State Form LLC Arts 2003 Revised on: 12/04/03

INITIAL LIST OF MANAGER OR MEMBERS AND RESIDENT AGENT OF	FILE NUMBER
West Asset Purchasing, LLC	LLC26285-04
(Name of Limited-Liability Company)	FILED #
NOV 10 2004
IN THE OFFICE OF

/s/ Dean Heller
DEAN HELLER SECRETARY OF STATE

FOR THE FILING PERIOD OF 11/2004 TO 11/2005

The corporation’s duly appointed resident agent in the State of Nevada upon whom process can be served is:

CSC Services of Nevada, Inc.

502 East John Street

Carson City, NV 89706

☐	CHECK BOX IF YOU REQUIRE A FORM TO UPDATE YOUR RESIDENT AGENT INFORMATION

Important: Read instructions before completing and returning this form.	THE ABOVE SPACE IS FOR OFFICE USE ONLY

1.	Print or type names and addresses, either residence or business, for all managers or members. A Manager, or if none, a Member of the company must sign the form. FORM WILL BE RETURNED IF UNSIGNED.

2.	If there are additional managers or members, attach a list of them to this form.

3.	Return the completed form with the $125.00 filling fee. A $75.00 penalty must be added for failure to file this form by the last day of first month following organization date.

4.	Make your check payable to the Secretary of State. Your cancelled check will constitute a certificate to transact business. To receive a certified copy, enclose an additional $30.00 and appropriate instructions.

5.	Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, NV 89701-4201 (775) 684-5708.

6.	Form must be in the possession of the Secretary of State on or before the last day of the first month following the initial registration date. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties.

FILING FEE: $125.00 LATE PENALTY: $75.00

NAME	(DOCUMENT WILL BE REJECTED IF TITLE NOT INDICATED)
	☒ MANAGER	☐ MEMBER

Jonathan P. Wendt
ADDRESS	CITY	ST	ZIP

1620 Dodge St., Suite 2100, Omaha, NE 68102
NAME	(DOCUMENT WILL BE REJECTED IF TITLE NOT INDICATED)
	☐ MANAGER	☐ MEMBER

ADDRESS	CITY	ST	ZIP

NAME	(DOCUMENT WILL BE REJECTED IF TITLE NOT INDICATED)
	☐ MANAGER	☐ MEMBER

ADDRESS	CITY	ST	ZIP

NAME	(DOCUMENT WILL BE REJECTED IF TITLE NOT INDICATED)
	☐ MANAGER	☐ MEMBER

ADDRESS	CITY	ST	ZIP

NAME	(DOCUMENT WILL BE REJECTED IF TITLE NOT INDICATED)
	☐ MANAGER	☐ MEMBER

ADDRESS	CITY	ST	ZIP

I declare, to the best of my knowledge under penalty of perjury, that the above mentioned entity has complied with the provisions of NRS 360.780 and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

☒ Signature of Manager or Managing Member	Title: Manager	Date: 11/10/04

/s/ Jonathan P. Wendt	Nevada Secretary of State Form INITIAL LIST-LLC 2003 Revised on: 09/24/03